UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 20, 2009

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2009, at the Annual Meeting of Stockholders of Authentidate Holding Corp., (the “Registrant”), the Registrant’s stockholders approved the adoption of an amendment to the Registrant’s 2001 Non-Executive Director Stock Option Plan (the “Director Plan”), which amendment provides that non-executive directors shall have the option to elect to receive up to 100% of their cash director compensation, including amounts payable for committee service, service as a committee chair and per meeting fees, in restricted shares of the Registrant’s common stock. Prior to the approval of this amendment, the Registrant’s non-executive directors were permitted to elect to receive up to 50% of cash director compensation in restricted shares of the Registrant’s common stock. The foregoing summary of the amendment to the Director Plan is qualified in its entirety by reference to the full text of the Director Plan, which is included as an exhibit to the Registrant’s definitive Proxy Statement dated April 21, 2009.

Item 8.01	Other Events.

On May 21, 2009, the Registrant issued a press release announcing the results of its Annual Meeting of Stockholders held on May 20, 2009. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	Exhibit No.	Description
	10.1	2001 Non-Executive Director Stock Option Plan, as amended (incorporated by reference to Exhibit A to Proxy Statement dated April 21, 2009).

	99.1	Press Release of Authentidate Holding Corp. dated May 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name:	O’Connell Benjamin
Title:	President
Date:	May 21, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	2001 Non-Executive Director Stock Option Plan, as amended (incorporated by reference to Exhibit A to Proxy Statement dated April 21, 2009).

99.1	Press Release of Authentidate Holding Corp. dated May 21, 2009.

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